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      As filed with the Securities and Exchange Commission on July 2, 1998



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          Date of Report: May 8, 1998
                       (Date of earliest event reported)



                    SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)


         Delaware                    000-20870                87-0467198
(State or other Jurisdiction    (Commission File No.)      (IRS Employer
of incorporation)                                          Identification No.)



                  2101 South Arlington Heights Road, Suite 100
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
              (Registrant's telephone number including area code)

                                      n/a
         (Former name or former address, if changed since last report)









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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     Acquisition of Texas Security Central, Inc.

     On June 17, 1998, Security Associates International, Inc. ("SAI") purchased all of the outstanding capital stock of Texas Security Central, Inc., a Texas corporation ("TSC") from The Willis Tate, Jr. Charitable Remainder Unitrust for Southern Methodist University and Ray Hooker, who are unaffiliated with SAI and were the sole stockholders of TSC.

     The purchase price, which was based primarily on the recurring monthly revenue and arrived at by arm's length negotiations between the parties, was $6,846,000, which was paid in cash at closing. $4,450,000 of the purchase price was financed by drawing on SAI's existing credit facility with FINOVA Capital Corporation and the remainder of the purchase price was financed from SAI's general corporate funds. The acquisition will be accounted for under the purchase method for financial reporting purposes.

     TSC is a third-party alarm monitoring company serving approximately 65,000 alarm monitoring subscribers and approximately 400 independent alarm dealers from central monitoring stations located in Dallas, Texas, Houston, Texas and San Antonio, Texas. The acquisition will allow SAI to offer central monitoring services from a broader geographical base.

ITEM 5. OTHER EVENTS.

     Acquisition of the Monitoring Business of Fire Protection Services Corporation D/B/A Mountain Alarm

     On May 8, 1998, SAI purchased the monitoring business of Fire Protection Service Corporation, a Utah corporation, D/B/A Mountain Alarm ("Mountain").

     The purchase price, which was based primarily on the recurring monthly revenue and arrived at by arm's length negotiations between the parties, was $944,875, $674,875 of which was paid in cash at closing with the remainder of the purchase price paid in the form of 54,000 shares of SAI's Common Stock. The purchase price was financed from SAI's general corporate funds. The acquisition will be accounted for under the purchase method for financial reporting purposes.

     Mountain is a third-party alarm monitoring company serving approximately 7,800 alarm monitoring subscribers and approximately eight independent alarm dealers from a central monitoring station located in Ogden, Utah. The acquisition will allow SAI to offer central monitoring services from a broader geographical base.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of  businesses acquired.

     (b) Pro forma financial information.

     It is impracticable to provide the required financial statements and pro forma financial information as of this date. The required financial statements and pro forma financial information will be filed with the Commission on Form 8-K/A as soon as practicable, but not later than 60 days after the date of this Current Report on Form 8-K, as required.

     (c) Exhibits.

     2.1 Stock Purchase Agreement between Security Associates International, Inc., as Purchaser, and The Willis Tate, Jr. Charitable Remainder Unitrust for Southern Methodist University and Ray Hooker, as Selling Stockholders, and Willis Tate, Jr., dated June 17, 1998.



                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Security Associates International, Inc.
                                              (Registrant)


                                  By:  /s/ Daniel S. Zittnan
                                       Daniel S. Zittnan
                                       Vice President, Chief Financial Officer

Date: July 2,1998

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